                             Exhibit 10 (bbbbb)

                               NORAND CORPORATION
                        INCENTIVE STOCK OPTION AGREEMENT

Name: Alan G. BUNTE

THIS AGREEMENT sets forth the terms of a stock option granted under the Norand Corporation Long-Term Performance Program (the "Plan").

In consideration of the continuing services of Optionee and the covenants set forth in this Agreement, the Company has granted to Optionee an option (the "Option") to purchase shares of the Company's Common Stock, $.01 par value, subject to the restrictions and conditions of this Agreement and the terms of the Plan, which are hereby incorporated by reference herein. Each such shares shall be purchased at the per share option price set forth on the face of this Agreement (the "Option Price"). The Option is intended to be an incentive stock option under Section 422 of the Internal Revenue Code; provided, however, that to the extent that the terms of this Option do not satisfy the requirements of Section 422, the Option shall be a non qualified option.


                      Date of grant:           03/29/1996
                      Per share option price:  $16.50
                      Shares granted:          9,285
                      Grant number:            161


Your vesting schedule and term of exercisability for this stock option grant are as follows:

                                VESTING SCHEDULE


                  Vesting     Shares  Vesting    Last Day
                  Date        Vested  Occurs at  to Exercise
                  ----------  ------  ---------  -------------

                  03/29/2001  9,285   Quarterly  03/28/2006


The Option shall, therefore, first become exercisable as to one-twentieth of the total shares on June 29, 1996, and thereafter on each September 29, December 29, March 29 and June 29 shall become exercisable as to one-twentieth of the total shares, with the last one-twentieth being exercisable on March 29, 2001. Any fractional share shall be added to the number of shares which first become exercisable in the following quarter.

Optionee hereby agrees that the Option to acquire shares of the Company's common stock is granted pursuant to and in accordance with the terms of the Company's Long-Term Performance Program and the Stock Option Grant Agreement (such Stock Option Grant Agreement being attached hereto as Exhibit A) (the "Agreement"), both of which are incorporated herein and made an integral part of this Agreement, Optionee further acknowledges receipt of a copy of the Company's Long-Term Incentive Program Prospectus and the Company's Stock Option Agreement.

This Agreement consists of the face page and the terms and conditions attached hereto.

     IN WITNESS WHEREOF, this Agreement has been executed by Optionee, and for the Company by its duly authorized officer, on the dates indicated below.


     7/9/96                             Alan G. Bunte
- - -----------------               -----------------------------
DATE                            OPTIONEE

                                Norand Corporation:

                                By:     James B. Harrington
                                   --------------------------